Exhibit 99.1

PRESS RELEASE

Contact:

Derek Cole

Vice President, Investor Relations

720.540.5367

dcole@allos.com

FOUR PRALATREXATE (PDX) STUDIES TO BE PRESENTED AT THE

50th ANNUAL MEETING OF THE AMERICAN SOCIETY OF HEMATOLOGY

Top Line Results from Pivotal Phase 2 PROPEL Trial Selected for Oral Presentation on December 8, 2008

Westminster, Colorado, November 10, 2008 – Allos Therapeutics, Inc. (Nasdaq: ALTH), a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer, today announced that four abstracts describing results from pralatrexate (PDX) studies have been accepted for presentation at the 50th Annual Meeting of the American Society of Hematology (ASH), to be held December 6 - 9, 2008, in San Francisco, California.

The accepted abstracts describe several clinical and pre-clinical pralatrexate studies, as follows:

•                  “PROPEL: A Multi-center Phase 2 Open-label Study of Pralatrexate (PDX) with Vitamin B12 and Folic Acid Supplementation in Patients with Relapsed or Refractory Peripheral T-cell Lymphoma (PTCL).” Owen O’Connor, M.D., Ph.D., Director of the Lymphoid Development and Malignancy Program and Chief of the Lymphoma Service at the Irving Comprehensive Cancer Center at Columbia University Medical Center, is scheduled to report top line results from the PROPEL trial in an oral presentation on Monday, December 8, 2008, during the 7 a.m. to 9 a.m. (Pacific) oral presentations session in the Moscone Center, 2005-2007-2018-2020 West.  Dr. O’Connor is Principal Investigator of the trial.

•                  “A Phase 1/2a Open-label Study of Pralatrexate and Gemcitabine in Patients with Relapsed or Refractory Lymphoproliferative Malignancies.” Steven Horwitz, M.D., Assistant Attending Physician, Lymphoma Service, Memorial Sloan-Kettering Cancer Center, is scheduled to present interim data from this study in a poster presentation on Saturday, December 6, 2008, from 5:30 p.m. to 7:30 p.m. (Pacific) in the Moscone Center, Hall A. Dr. Horwitz is the Principal Investigator of the trial.

•                  “Pralatrexate (PDX) is Active in Cutaneous T-Cell Lymphoma: Preliminary Results of a Multi-center Dose-finding Trial.” Dr. Horwitz is scheduled to present interim data from the Company’s ongoing Phase 1 trial of pralatrexate in patients with relapsed or refractory cutaneous T-cell lymphoma in a poster presentation on Saturday, December 6, 2008, from 5:30 p.m. to 7:30 p.m. (Pacific) in the Moscone Center, Hall A.

•                  “Pralatrexate (PDX) Complements the Activity of the Proteasome Inhibitor Bortezomib (B) in In Vitro Model of Lymphoid T-Cell Malignancies.” Dr. O’Connor is scheduled to present results from a pre-clinical study of a combination of pralatrexate and Velcade® (bortezomib) in a poster presentation on Monday, December 8, 2008, from 5:30 p.m. to 7:30 p.m. (Pacific) in the Moscone Center, Hall A.

Copies of the abstracts can be found on the ASH website at www.hematology.org/ and will be published in Blood.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing innovative small molecule drugs for the treatment of cancer. The Company’s lead product candidate, pralatrexate (PDX), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA process. The Company is also investigating pralatrexate in patients with non-small cell lung cancer, bladder cancer and a range of lymphoma sub-types. The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkin’s lymphoma (NHL). The Company currently retains exclusive worldwide rights to pralatrexate and RH1 for all indications.  For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

The anticipated presentations may contain forward-looking statements that involve significant risks and uncertainties, including those to be discussed in the presentation and others that can be found in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2007 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company does not undertake any obligation to update any forward-looking statements contained in the anticipated presentation as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on the forward-looking statements contained in the presentation. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected.

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